EXHIBIT 99.1

Miromatrix Medical Inc. Announces Proposed Public Offering of Common Stock

EDEN PRAIRIE, Minn.—(GLOBE NEWSWIRE)—March 7, 2023— Miromatrix Medical Inc. (“Miromatrix”) (Nasdaq: MIRO), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients’ lives, today announced that it has commenced an underwritten public offering of shares of its common stock. In connection with the offering, Miromatrix intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the offering at the public offering price, less underwriting discounts and commissions. All of the shares in the offering are to be sold by Miromatrix. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The net proceeds of the offering are expected to be used for research, development and manufacturing of Miromatrix’s product candidates, working capital, capital expenditures and general corporate purposes. Miromatrix may also use a portion of the net proceeds to invest in or acquire businesses or technologies that it believes are complementary to its own, although Miromatrix has no current understandings, commitments or agreements with respect to any investments or acquisitions as of the date of this prospectus supplement.

Piper Sandler & Co. is acting as the book-running manager and Craig-Hallum is acting as the lead manager for the offering.

The shares are being offered by Miromatrix pursuant to a shelf registration statement on Form S-3 (Registration No. 333-265980) that was initially filed with the Securities and Exchange Commission (“SEC”) on July 1, 2022 and declared effective by the SEC on July 11, 2022. The offering will be made only by means of a prospectus supplement and accompanying prospectus that form part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained by contacting: Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 333-6000, or by email at prospectus@psc.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Miromatrix

Miromatrix is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients’ lives. Miromatrix has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. Miromatrix’s initial development focus is on human livers and kidneys.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “would,” and “future,” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements reflect Miromatrix’s current beliefs and expectations and involve risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements.

Forward-looking statements contained in this press release include, but are not limited to: Miromatrix’s plans to consummate its proposed public offering, the size of the offering, its expectations with respect to granting the underwriters an option to purchase additional shares and its intended use of net proceeds therefrom. Each of these forward-looking statements involves substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements, including, without limitation, risks and uncertainties related to: uncertainties in the investigational new drug application process, including the FDA delaying or barring Miromatrix from initiating Phase 1 clinical trials, uncertainties inherent in the results of preliminary data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and completion of clinical trials, availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, including Miromatrix’s ability to obtain regulatory clearance to commence clinical trials, expectations for regulatory approvals, the impact of competitive products, Miromatrix’s ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of its product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID- 19), and geopolitical risks, including the current war between Russia and Ukraine.

The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Miromatrix’s expectations in any forward-looking statement. Additional risks and factors that may affect results are set forth in Miromatrix’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Miromatrix does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Investor Contact:

Greg Chodaczek

347-620-7010

ir@miromatrix.com

Media Contact:

Christina Campbell

612-280-0249

christina@media-minefield.com